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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)


                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS


                               Three Months Ended March 31,
                                  2003             2002
                                  ----             ----
                           (in thousand, except per share data)
BASIC

Net Income                     $      474     $      425
/ Weighted Average Shares           2,633          2,615
                               ----------     ----------

Basic Earnings Per Share       $     0.18     $     0.16
                               ==========     ==========


DILUTED

Net Income                     $      474     $      425
/ Weighted Average Shares           2,676          2,633
                               ----------     ----------

Diluted Earnings Per Share     $     0.18     $     0.16
                               ==========     ==========
















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